UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93-95 Gloucester Place, London, England, United Kingdom	W1U 6JQ
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2007, Cameron Reynolds notified KAL Energy, Inc. (the “Company”) that he intends to resign as Chief Executive Officer of the Company effective as of November 13, 2007. Mr. Reynolds is resigning for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company appointed Martin Hurley, a member of the Company’s Board of Directors, to serve as the Company’s Chief Executive Officer on a permanent basis, effective November 13, 2007. Mr. Hurley, 40, has served on the Company’s Board of Directors since May 30, 2007. From May 2000 to May 2007, Mr. Hurley was a Senior Pan-European Equities Executive in the Institutional Equity Division of Morgan Stanley, located in London, England. Mr. Hurley holds a B.A. (Hons) in economics from the City Business School in London, England. In connection with his appointment as the Company’s Chief Executive Officer, Mr. Hurley is entitled to a base salary of $200,000 per year. Mr. Hurley is also entitled to receive 1,000,000 shares of restricted stock, which will vest in equal installments of 250,000 shares every six months beginning November 1, 2007, and an option to purchase up to 500,000 shares of common stock, which will vest in equal 25% installments every six months beginning May 1, 2008.

Item 7.01 Regulation FD Disclosure.

On November 13, 2007, the Company issued a press release announcing Mr. Hurley’s appointment as the Company’s Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press release of KAL Energy, Inc., dated November 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

November 19, 2007	By:	/s/ Jorge Nigaglioni
Jorge Nigaglioni
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of KAL Energy, Inc., dated November 13, 2007.